UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2019

PHMC, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-185146	45-4924646
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

106 E. Lincolnway Blvd. Ste 307
Cheyenne, WY 82001
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(408) 402-1573
(ISSUER TELEPHONE NUMBER)

Master Key Global, Inc.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01	Other Events.

Name Change

On May 8, 2019, the board of directors (the “Board”) of Master Key Global, Inc., a Wyoming corporation (the “Company”) approved an amendment to the Company’s Articles of Incorporation (the “Amendment”) as amended to date, to change the name of the Company to PHMC, Inc., and to recommend the Amendment to the Company’s shareholders for their approval.

On May 8, 2019, Sehee Lee, the Company’s majority and controlling shareholder, approved the Amendment and the change of the Company’s name.

On May 8, 2019, the Company filed the Articles of Amendment with the Wyoming Secretary of State to effectuate the change of the Company’s name to PHMC, Inc., The Company also filed an Amended Annual Report to reflect the changes in officers of the Company.

Resignation of Officer and Director; Appointment of New Officer, Election of Director

Also on May 8, 2019, Sehee Lee, the Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, and director resigned from all positions with the Company, effective immediately.

There were no disagreements between Mr. Lee and the Company relating to Mr. Lee’s resignation.

The Board agreed to accept Mr. Lee’s resignation, and appointed Stephen Kim as the Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer effective immediately.

In connection with and immediately prior to Mr. Lee’s resignation as a director, on May 8, 2019, Mr. Lee also approved the election and appointment of Mr. Kim as a director of the Company.  Mr. Lee resigned as a director immediately following the election and appointment of Mr. Kim as a director of the Company.

Biographical Information of Stephen Kim

Stephen Kim, 59, has long business experiences in the body health and medical equipment industries.  From 1984 through 1987, he served as CEO of AMR Medical Equipment, a worldwide medical equipment company. From 1990 to 1995, Mr. Kim worked as CEO of For Baby, Inc., in Korea, World Polo Inc. in Korea and Seoung Jung Inc in Korea. He has served as the President of the Argentina Missionary Association and as President of the Middle Asia Missionary Association from 2001 through 2004. He also worked as CEO of G.S.A (Israel Air) - Asia Dept. for 2005~2008.

Mr. Kim served as the CEO of the Christmas Plastic Surgery Center in California from 2009 through 2010, and as the CEO of Before & After Plastic Surgery Center in California from 2011 through 2013.  From 2014 through 2017, Mr. Kim worked as Administrator of Korus Medical Center (General Practice). In July 2017, Mr. Kim established the Power Healing Medical Center, Inc. (“Power Healing”), and has served as Chairman of Power Healing since its inception.

There are no family relationships between Mr. Kim and any other directors.

The Company has not yet finalized any compensation arrangements with Mr. Kim for his service as an officer of the Company. Additionally, the Company has not finalized any compensation arrangements for Mr. Lee for his prior services as an officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

3	Articles of Amendment filed with Wyoming Secretary of State

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHMC, Inc.

Date: May 14, 2019
By: /s/ Stephen Kim
Name: Stephen Kim
Title: President, Chief Executive Officer